                             JOINT FILING AGREEMENT

      Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the undersigned persons hereby agree to the joint filing on behalf of each of them an Amendment No. 2 to Schedule 13D (including any additional amendments thereto) with respect to the common stock of Imperial Sugar Company. Furthermore, each party to this Agreement expressly authorizes each other party to this Agreement to file the Amendment on his behalf. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date:  December 20, 2004

                                    SCHULTZE MASTER FUND, LTD.


                                    By: /s/ George J. Schultze
                                        -------------------------------------
                                    Name: George J. Schultze
                                    Title: Managing Member of Investment Manager


                                    SCHULTZE ASSET MANAGEMENT, LLC


                                    By: /s/ George J. Schultze
                                        -------------------------------------
                                    Name: George J. Schultze
                                    Title: Managing Member


                                    /s/ George J. Schultze
                                    -----------------------------------------
                                    George J. Schultze